Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-103847, 333-122181, 333-151218, 333-174884 and 333-180041 on Form S-8 of IEC Electronics Corp. of our report dated December 16, 2016 on the September 30, 2016 consolidated financial statements of IEC Electronics Corp. appearing in the Annual Report on Form 10-K of IEC Electronics Corp. for the year ended September 30, 2017.

/s/Crowe Horwath LLP

New York, New York
December 6, 2017